    AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO IN THE LOAN AGREEMENT REFERRED TO HEREIN.

                                PROMISSORY NOTE

$7,000,000                                                     November 21, 1996
                                                                        --

    FOR VALUE RECEIVED, CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation (the "Borrower"), by this promissory note promises to pay to the order of THE MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body corporate and politic and a public instrumentality of the State of Maryland (the "Issuer") the principal sum of SEVEN MILLION and No/100 Dollars ($7,000,000) which principal amount shall be due and payable in 80 consecutive quarterly installments on the first Business Day of each February, May, August and November, commencing the first Business Day of November, 1998, as more specifically set forth below:

               PAYMENT                  PAYMENT         PAYMENT         PAYMENT         PAYMENT         PAYMENT
                DATE*                    AMOUNT          DATE*           AMOUNT          DATE*          AMOUNT
-------------------------------------  ----------  ------------------  ----------  ------------------  ---------
November, 1998.......................  $  155,000  August, 2005        $  150,000  May, 2012           $  25,000
February, 1999.......................     155,000  November, 2005         150,000  August, 2012           25,000
May, 1999............................     155,000  February, 2006         150,000  November, 2012         25,000
August, 1999.........................     155,000  May, 2006              150,000  February, 2013         25,000
November, 1999.......................     155,000  August, 2006           150,000  May, 2013              25,000
February, 2000.......................     155,000  November, 2006         150,000  August, 2013           25,000
May, 2000............................     155,000  February, 2007         150,000  November, 2013         20,000
August, 2000.........................     155,000  May, 2007              150,000  February, 2014         20,000
November, 2000.......................     155,000  August, 2007           150,000  May, 2014              20,000
February, 2001.......................     155,000  November, 2007         150,000  August, 2014           20,000
May, 2001............................     155,000  February, 2008         150,000  November, 2014         20,000
August, 2001.........................     155,000  May, 2008              150,000  February, 2015         20,000
November, 2001.......................     155,000  August, 2008           150,000  May, 2015              20,000
February, 2002.......................     155,000  November, 2008          25,000  August, 2015           20,000
May, 2002............................     155,000  February, 2009          25,000  November, 2015         20,000
August, 2002.........................     155,000  May, 2009               25,000  February, 2016         20,000
November, 2002.......................     155,000  August, 2009            25,000  May, 2016              20,000
February, 2003.......................     155,000  November, 2009          25,000  August, 2016           20,000
May, 2003............................     155,000  February, 2010          25,000  November, 2016         20,000
August, 2003.........................     155,000  May, 2010               25,000  February, 2017         20,000
November, 2003.......................     150,000  August, 2010            25,000  May, 2017              20,000
February, 2004.......................     150,000  November, 2010          25,000  August, 2017           20,000
May, 2004............................     150,000  February, 2011          25,000  November, 2017         20,000
August, 2004.........................     150,000  May, 2011               25,000  February, 2018         20,000
November, 2004.......................     150,000  August, 2011            25,000  May, 2018              20,000
February, 2005.......................     150,000  November, 2011          25,000  August, 2018           20,000
May, 2005............................     150,000  February, 2012          25,000

------------------------
* The Payment Date shall be the first Business Day of each of the months listed.

    The Borrower further agrees to pay interest on the unpaid principal amount from the date of authentication and delivery of the Bonds (as defined in the Loan Agreement referred to below) until the principal amount and all interest thereon is paid in full which shall be paid on the first Business Day of each February, May, August and November (the "Interest Payment Dates"), at the rate of interest equal to the Variable Rate (as defined in the Indenture hereinafter mentioned) or the Fixed Rate (as defined in the Indenture).

    This Promissory Note is the "Note" referred to in the Loan Agreement dated as of November 1, 1996 (the "Loan Agreement"), between the Borrower and the Issuer and is entitled to the benefits thereof and subject to the conditions thereof. Terms not otherwise defined herein shall have the definitions set forth in the Loan Agreement.

    Under the Loan Agreement, the Issuer has loaned to the Borrower the proceeds received from the sale of the Issuer's $7,000,000 Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Chesapeake, Biological Laboratories, Inc. Facility), 1996 Issue, dated as of the date hereof (the "Bonds"). The Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture among the Issuer, First Union National Bank of Virginia, as Trustee (the "Trustee") and Branch Banking and Trust Company, as Credit Facility Trustee (the "Credit Facility Trustee") dated as of November 1, 1996 (the "Indenture"). The Bonds bear interest at the Variable Rate prior to the Conversion Date (as defined in the Indenture) and at the Fixed Rate on or subsequent to the Conversion Date. Such interest is payable on the Interest Payment Dates. This Note shall bear interest at the Variable Rate and the Fixed Rate during the same periods as such rates are borne by the Bonds.

    Each payment of principal of and interest on this Note will be sufficient to enable the Issuer to pay when due the total amount of principal of (whether at maturity, upon acceleration or otherwise), premium, if any, and interest on the Bonds. To the extent that principal of, premium, if any, or interest on the Bonds shall be paid, there shall be credited against unpaid principal of or interest on this Note, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. The principal of, premium, if any, and interest on this Note are payable in immediately available funds of any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.

    In addition, the Borrower agrees to pay when due in immediately available funds all other amounts at the time the Issuer may be required to pay the same pursuant to the Bonds or the Indenture.

    The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional without any defense, recoupment or right of set-off by reason of any default by the Issuer under the Loan Agreement or for any other reason.

    Upon the occurrence of an Event of Default specified in the Loan Agreement, the unpaid principal hereof and accrued interest and additional interest hereon may become forthwith due and payable as provided in the Loan Agreement, and in the event the Borrower shall fail to pay any amount required to be paid under this Note when due, the Borrower shall pay interest on such amount at a rate per annum equal to the Overdue Rate (as defined in the Loan Agreement) or the maximum rate permitted by law, whichever is lower.

    The Borrower may at its option, and may under certain circumstances be required to, prepay all or any part of the unpaid principal of this Note upon the terms provided in the Loan Agreement.

    UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY DESIGNATED BY THE BANK, MIDFA OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR HEARING, IN FAVOR OF THE BANK OR MIDFA FOR AND IN THE AMOUNT EQUAL TO SUCH OF THE OBLIGATIONS OF THE BORROWER WHICH HAVE BEEN DUE AND PAYABLE UNDER THE PROVISIONS OF THIS NOTE, PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND AN ATTORNEY'S FEE IN AN AMOUNT EQUAL FIFTEEN PERCENT (15%) OF SUCH OBLIGATIONS PLUS ALL ACCRUED AND UNPAID INTEREST THEREON, PROVIDED, HOWEVER,
(A) IF THE ACTUAL ATTORNEY'S FEES INCURRED BY THE BANK OR MIDFA ARE LESS THAN 15% OF SUCH OBLIGATION (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON), THE BANK OR MIDFA WILL REFUND (TO THE EXTENT ACTUALLY COLLECTED) TO THE BORROWER AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN 15% OF SUCH OBLIGATION (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON) AND THE AMOUNT OF SUCH ACTUAL ATTORNEY'S FEES (AFTER ALL OF SUCH OBLIGATIONS HAVE BEEN PAID IN FULL), OR (B) IF THE ACTUAL ATTORNEY'S FEES INCURRED BY THE BANK OR MIDFA OR OTHER HOLDER HEREOF EXCEED 15% OF SUCH OBLIGATIONS (PLUS ALL ACCRUED AND UNPAID INTEREST THEREON, WHETHER BY REASON OF JUDGMENT BEING CONTESTED OR OTHERWISE, THE BORROWER WILL PAY TO THE BANK OR MIDFA ON DEMAND THE AMOUNT OF ANY SUCH EXCESS. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISE THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS. AS OFTEN AS THE BANK OR MIDFA SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT.

    The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees and disbursements, without regard to any statutory presumption, in the case of a default under this Note or the Loan Agreement. The Borrower hereby waives presentment, protest and notice of protest or dishonor.

    This Note shall be construed in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto all as of the date first above written.

                                       CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

ATTEST:/WITNESS

/s/ JOHN T. JANSSEN                    By: /s/ JOHN C. WEISS, III
-----------------------------          ----------------------------------------
Treas/CFO                                  John C. Weiss, III, President
---------
Secretary

(CORPORATE SEAL)

                                  ENDORSEMENT

    Pay to the order of First Union National Bank of Virginia, as Trustee for the benefit of the Bondholders under the Trust Indenture dated as of November 1, 1996, between the Issuer, the Trustee and Branch Banking and Trust Company, as Credit Facility Trustee, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Promissory Note.

    This the 21st day of November, 1996.
             ----

                                             MARYLAND INDUSTRIAL DEVELOPMENT
                                             FINANCING AUTHORITY

                                             By:    /s/ Thomas H. Mullaney
                                                    ---------------------------
                                             Title: Chairman
                                                    ---------------------------